Tarsus Pharmaceuticals to Acquire Alkeus Pharmaceuticals and Advance Eye Care Leadership Position Your publication date and time will appear here. | Source: Tarsus Pharmaceuticals, Inc Adds a potential blockbuster opportunity with gildeuretinol (ALK-001), a differentiated Phase 3 oral investigational medicine designed to target the underlying biology of Stargardt disease, one of the largest inherited retinal diseases with no FDA-approved therapy 400+ individuals treated to date, with encouraging positive structural and functional clinical findings; and over seven years of long-term tolerability data Top-line Phase 3 NORTHSTAR data expected in the second half of 2029; Has Received Breakthrough Therapy, Orphan Drug and Rare Pediatric Disease designations Together with IRX-101, this acquisition is expected to expand Tarsus’ presence in retina and further strengthen one of the most compelling pipelines in eye care Management to host conference call today, August 6, 2026, at 5:00 a.m. PT / 8:00 a.m. ET IRVINE, Calif., Aug. 06, 2026 (GLOBE NEWSWIRE) -- Tarsus Pharmaceuticals, Inc. (Nasdaq: TARS) (“Tarsus” or the “Company”), today announced that it has entered into a definitive agreement to acquire Alkeus Pharmaceuticals, Inc. (“Alkeus”), a privately Share 1/6 held retinal disease-focused biotechnology company developing gildeuretinol (ALK- 001), an investigational once-daily oral therapy for Stargardt disease. The pending acquisition represents another important step in Tarsus' long-term strategy to build a leading eye care company by bringing differentiated medicines to patients with significant unmet needs. It is expected to expand Tarsus’ growing presence in retina, complement the capabilities established through the acquisition of iRenix Medical, and add a differentiated Phase 3 program potentially addressing Stargardt disease. ALK-001 is a new molecular entity designed to reduce the accumulation of toxic dimers while preserving the normal visual cycle. By reducing the accumulation of these harmful byproducts, ALK-001 is intended to potentially slow retinal damage and preserve vision longer in patients suffering from the potentially blinding disease. Stargardt disease is an inherited retinal disease that often begins in childhood or adolescence, and progressively and irreversibly damages the central vision patients rely on to read, recognize faces, drive and live independently. This disease is driven by the accumulation of toxic vitamin A dimers that damage retinal cells, highlighting the need for therapies that address the underlying biology of disease. More than 36,000 people in the United States have been clinically diagnosed with Stargardt disease, and there are currently no FDA-approved therapies. “From the beginning, our strategy has been to build a leading eye care company by identifying significant diseases where patients have been starving for innovation and bringing forward medicines with the potential to change the standard of care,” said Bobby Azamian, M.D., Ph.D., Chief Executive Officer and Chairman of Tarsus. “We believe gildeuretinol has the potential to be a transformational medicine for Stargardt disease and complements the retina capabilities we are already building through IRX- 101. We also have tremendous respect for the Alkeus team and the exceptional work they have done to identify and bring forward an optimal asset to potentially address this blinding disease.” “Stargardt disease often begins in childhood or adolescence and progressively takes away the central vision patients depend on throughout their lives. Gildeuretinol is a novel, targeted approach that was designed to address the underlying biology of the disease by reducing the formation of toxic vitamin A dimers while preserving the visual cycle. We are pleased that Tarsus recognizes the potential of gildeuretinol can have on individuals impacted by Stargardt disease, as well as its long-term tolerability profile – an especially important consideration for a therapy that may be used for many years,” said Michel Dahan, President and Chief Executive Officer of Alkeus. “We have been impressed with the team at Tarsus and their commitment to innovation that 2/6 meaningfully improves the lives of patients. With Tarsus’ demonstrated leadership in eye care, we are confident in their stewardship of this important therapy and are excited that gildeuretinol will spearhead Tarsus’ expansion into retina therapeutics.” The clinical program to-date has evaluated ALK-001 across all stages of Stargardt disease, generating encouraging structural, functional and long-term tolerability data, including: Demonstrated 29.5% slower untransformed, annualized growth rate of atrophic lesions compared to the untreated arm (placebo + natural history), p < 0.001. Evaluated 50 patients with advanced Stargardt disease marked by well- delineated atrophic lesions at baseline in the TEASE-1 study. Patients treated with ALK-001 were 87% less likely to experience significant loss in low light visual acuity (a 2-line decrease) compared to placebo. Evaluated 79 patients with Stargardt disease who had reduced retinal sensitivity but without atrophic lesions at baseline in the TEASE-2 study. Evaluated in more than 400 patients, with some patients treated for over seven years, providing meaningful tolerability experience for a potential chronic therapy. No treatment-related effects on night vision, dark adaptation or color vision have been reported to date. Together, these studies informed the design of NORTHSTAR, the ongoing Phase 3 trial expected to enroll approximately 230 patients. The primary endpoint will measure the rate of retinal atrophic lesion growth over 24 months, and the secondary endpoint will assess a key aspect of visual function, change in low light visual acuity. The trial was agreed to by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency, and topline data are expected in the second half of 2029. Pending Transaction Details Upfront Consideration: approximately $450 million, consisting of $270 million in cash and $180 million in Tarsus common stock Milestones: up to $350 million upon potential regulatory approval and first commercial sale Royalties: low single digit tiered descending royalties as a percentage of gildeuretinol net sales The Tarsus common stock to be issued to the Alkeus stockholders at closing of the acquisition will be priced at $61.38 per share. The pending transaction with Alkeus has been approved by the Boards of Directors of both companies, and the stockholders of Alkeus and is expected to close in 2026, subject to the expiration or termination of the applicable waiting period under the Hart- Scott-Rodino Antitrust Improvements Act and the satisfaction of other customary closing conditions. The closing of the pending acquisition of Alkeus is not contingent upon the receipt of any financing proceeds or any other financing condition. There can be no assurances that the pending acquisition of Alkeus will be consummated on the terms and in the timing described herein or at all. 3/6

Barclays is acting as exclusive financial advisor to Tarsus and Jefferies is acting as exclusive financial advisor to Alkeus. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is acting as legal counsel to Tarsus and Latham & Watkins LLP is acting as legal counsel to Alkeus. Conference Call and Webcast Tarsus will host a conference call and webcast to discuss the acquisition of Alkeus today, August 6, 2026, at 5:00 a.m. PT / 8:00 a.m. ET. A live webcast will be available on the events section of the Tarsus website. A recorded version of the call will be available on the website shortly after the completion of the call and will be archived there for at least 90 days. About IRX-101 IRX-101, is an investigational ocular antiseptic based on a stable aqueous chlorine dioxide solution that is being developed for the potential to reduce post-procedural pain and corneal toxicity in patients receiving intravitreal therapy. About Gildeuretinol Acetate (ALK-001) Gildeuretinol acetate (ALK-001) is an investigational small molecule with once-daily oral formulation targeting toxic Vitamin A dimerization in the retina with a promising tolerability and efficacy profile across 400+ individuals studied. About Stargardt Disease Stargardt disease is a rare, inherited and progressive retinal disease that often begins in childhood or early adulthood. It damages the macula, the central portion of the retina responsible for detailed vision, and can progressively affect patients’ ability to read, recognize faces, drive and live independently. There are currently no FDA- approved therapies for Stargardt disease. About Tarsus Pharmaceuticals, Inc. Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. XDEMVY (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP- 04 for the potential treatment of ocular rosacea and TP-05 as an oral tablet for the potential prevention of Lyme disease, both of which are in Phase 2, and IRX-101 for potential use as an ocular antiseptic. ® 4/6

Forward-Looking Statements Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the potential commercial success and growth of XDEMVY in Demodex blepharitis, including market size, acceptance, demand, and adoption rate for XDEMVY; the timing, terms and potential benefits of the pending acquisition of Alkeus; the potential mechanisms of action, therapeutic benefits of and potential market size for gildeuretinol; the potential benefits from the acquisition of iRenix; anticipated regulatory and development milestones; the timing for topline data for, and results of Tarsus’ clinical studies including the NORTHSTAR trial; the test results of ALK-001 and Tarsus’ pipeline formulations; Tarsus’ ability to continue investing in Tarsus’ business and actively evaluate external opportunities, and the quotations of Tarsus’ and Alkeus’ management. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “on track,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statements and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10- K for the year ended December 31, 2025 filed on February 23, 2026 and the most recent Form 10-Q quarterly filing filed or to be filed with the SEC on August 6, 2026, copies of which are, or will be posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward- looking statement, whether as a result of new information, future events or otherwise, except as required by law. Media Contact: Adrienne Kemp Vice President, Corporate Communications (949) 922-0801 akemp@tarsusrx.com Investor Contact: David Nakasone 5/6

Head of Investor Relations (949) 620-3223 DNakasone@tarsusrx.com 6/6